Exhibit 10.13
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement'") is effective as of the 14th of February, 2024 (the "Effective Date"), by and between URI, Inc. a Delaware corporation ("URI" or the “Company"), a subsidiary of enCore Energy Corp. (“enCore”) and Shona Wilson (the "Employee").
In consideration of the agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

ARTICLE 1 EMPLOYMENT, REPORTING AND DUTIES

1.1.Employment. The Company hereby employs and engages the services of Employee to serve as Chief Financial Officer, and Employee agrees to diligently and competently serve as and perform the functions of Chief Financial Officer for the compensation and benefits stated herein. A copy of Employee's current job description is attached hereto as Exhibit A, and Company and Employee agree and acknowledge that, subject to Section 4.2(b), Company retains the right to reasonably add to, or remove, duties and responsibilities set forth in that job description as business or other operating reasons may arise for changes to occur. It is understood that Employee will be appointed an officer of enCore during the Term of this Agreement.
1.2.Full-time Service. Excluding any periods of vacation and sick leave to which Employee may be entitled, Employee agrees to devote Employee' s full time and energies to her responsibilities with the Company. Employee shall not, during the Term of this Agreement, be engaged in any business activity that would interfere with or prevent Employee from carrying out Employee’s duties under this Agreement.

1.3.Location. The Employee will be required to work from the Company headquarters or other designated office with some travel required.

1.4.Fiduciary. The Employee is a fiduciary and will honor all of her fiduciary duties to the Company both during the Term and after ceasing to be an employee.
1.5.No Prior Restrictions. The Employee represents and warrants that her employment with the Company does not violate, or cause her to be in breach of, any obligation or covenant made to any former employer or other third party, and that during the course of her employment with the Company she will not take any action that would violate or breach any legal obligation that she may have to any former employer or other third party.
1.6.Annual Physical. The employee agrees to obtain an annual physical exam from a medical doctor licensed and in good standing in the United States.

ARTICLE 2 COMPENSATION AND RELATED ITEMS

1.1.Compensation. As compensation and consideration for the services to be rendered by Employee under this Agreement, during the Term the Company agrees to pay Employee and

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Employee agrees to accept:

(a)Base Salary and Benefits. A base salary ("Base Salary") of $250,000 per annum, which shall be paid in accordance with the Company's standard payroll practice. Employee's Base Salary may be increased from time to time (but not decreased, including after any increase, without Employee's written consent), at the discretion of the Company, and after any such change, Employee's new level of Base Salary shall be Employee' s Base Salary for purposes of this Agreement until the effective date of any subsequent change. Employee shall also receive benefits such as health insurance, vacation, and other benefits consistent with the then applicable Company benefit plans to the same extent as other employees of the Company with similar position or level. Employee understands and agrees that, subject to Sections 2.l(b) and (c) below, Company's benefit plans may, from time to time, be modified or eliminated at Company's discretion.

(b)Cash Bonus. Employee is eligible for a cash bonus opportunity (the "Cash Bonus") during each calendar year with a target (the "Target Cash Bonus") equal to fifty percent (50%) (the "Target Cash Bonus Percentage'") of the Base Salary for the year for which the cash bonus is paid, such cash bonus to be paid in accordance with the determination of the Company’s Compensation Committee based on a number of agreed metrics, including: a.) Financial Condition of the Company; b.) Predetermined goals established between the Employee and the Company; and c.) Share price performance. In order to receive any Cash Bonus, the Employee must be employed by the Company at the time such Cash Bonus is to be paid. The Cash Bonus will be paid no later than March 15th of the year following the year for which the Cash Bonus is being paid.

(c)Stock Options: The Employee is entitled to participate in the enCore stock option plan (“SOP”). Annual and special grants are to be determined by the Board with guidance from the Compensation Committee. All grants are subject to the terms and conditions of the SOP.

(d)Initial Stock Option Grant: The Employee is provided an initial grant of 125,000 options at the start of employment, and the first 25% will vest after the first 6 months of employment (on August 15, 2024) and an additional 25% will vest on February 15, 2025; August 15, 2025; and February
15, 2026.

(e)Relocation Bonus and Relocation Expenses: The Employee will receive a one- time relocation bonus of $10,000. The Employee will also receive a monthly lodging relocation for six (6) months of rent at $2,500.00 per month for a total of $15,000.00 subject to legally required tax withholdings. Should the Employee be terminated for Cause or resign voluntarily within the first twelve (12) months of employment as per Article 3 of this Agreement, the Employee will be required to repay the full amount of such relocation bonus and monthly lodging relocation payments, provided that the Employee will not be required to repay such amounts if the employee resigns for Good Reason.
1.2.Expenses. The Company agrees that Employee shall be allowed reasonable and necessary business expenses in connection with the performance of Employee's duties within the guidelines established by the Company as in effect at any time with respect to key employees ("Business Expenses"), including, but not limited to, reasonable and necessary expenses for food, travel, lodging, entertainment, and other items in the promotion of the Company within such guidelines. The Company shall promptly reimburse Employee for all reasonable Business Expenses incurred by Employee upon Employee's timely presentation to the Company of an itemized account thereof, together with receipts, vouchers, or other supporting documentation.

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1.3.Vacation. Employee will be entitled to five weeks of vacation each year during the Term, in addition to the paid holidays each year stipulated as holidays by the state where the Employee resides. Carry over of unused vacation from one year to the next will be as per the Company's paid leave policy.
1.4.Use of Personally Owned Vehicle. Employee will be provided a vehicle allowance of $750.00 per month during the Term, less any applicable taxes, for the use of the Employee’s privately owned vehicle for routine business use and travel. If, during a single month, the cost of business use of the Employee’s privately owned vehicle exceeds the monthly allowance, based on documented mileage for business use considered at the standard IRS mileage rate, the Company will reimburse the Employee for the business use of the vehicle in excess of the monthly allowance for the documented mileage at the standard IRS rate.

ARTICLE 3 TERMINATION

1.1.Term. Employee's employment under this Agreement shall commence on the Effective Date and will end on the date (the "Initial Expiration Date") that is the second anniversary of the Effective Date, unless extended under the terms of this Section; provided that the Employee’s employment may be terminated before the Initial Expiration Date or the end of any extended term under the provisions of this Article. If neither Company nor Employee provides written notice of intent not to renew this Agreement by ninety (90) days prior to the Initial Expiration Date, this Agreement shall be automatically renewed for twelve (12) additional months from the Initial Expiration Date, and if neither Company nor Employee provide written notice of intent not to renew this Agreement prior to ninety (90) days before the end of such additional 12-month period, this Agreement shall continue to be automatically renewed for successive additional 12-month periods from the anniversary date of the Effective Date until such time as either Company or Employee provides written notice of intent not to renew prior to ninety (90) days before the end of any such renewal period. The “Term” of this Agreement consists of the initial two years and each 12-month extension.
1.2.Termination of Employment. Except as may otherwise be provided herein, Employee's employment under this Agreement may terminate upon the occurrence of:

(a)Notice by Company. The termination date specified in a written notice of termination that is given by the Company to Employee;

(b)Notice by Employee. Thirty (30) days after written notice of termination is given by Employee to the Company;
(c)Death or Disability. Employee's death or, at the Company's option, upon Employee's becoming disabled, as defined herein;

(d)Deemed Termination Without Just Cause upon a Change of Control. Adeemed termination without just cause under Section 4.1(a) upon the occurrence of a Change of Control; or

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(e)Notice Not to Renew. If the Company or Employee gives the other a notice not to renew this Agreement under Section 3.1, employment under this Agreement shall terminate at the close of business at the end of the Initial Expiration Date or at the end of the 12-month renewal period in which timely notice not to renew was given. A notice by the Company not to renew shall be considered a notice of termination, resulting in the Company terminating Employee's employment under this Agreement.

Any notice of termination given by the Company to Employee under Section 3.2(a) or (e) above shall specify whether such termination is with or without just cause as defined in Section 3.4. Any notice of termination given by Employee to the Company under Section 3.2(b) above shall specify whether such termination is made with or without Good Reason as defined in Section 4.2(b).

In the event of any termination of the Employee's employment with the Company, regardless of reason or who initiates the termination, the Employee agrees that she will be deemed to have resigned, effective as of the date of the termination of her employment with the Company, from all officer, or other positions that she may hold within the Company Group (as defined below), or with any other entity to the extent that he is serving in such capacity for such other entity at the request of the Company Group. Consistent with paragraph (b) of this Section, the Employee agrees, to the extent requested by the Company Group, or any other entity, to execute and immediately submit a letter of resignation, or other documentation to that effect, to the Company Group or to such other entity, as applicable.

1.3.Obligations of the Company Upon Termination.

(a) With Just Cause/Without Good Reason. If the Company terminates Employee's employment under this Agreement with just cause as defined in Section 3.4, or if Employee terminates her employment without Good Reason as defined in Section 4.2 (b), in either case whether before or after a Change of Control as defined in Section 4.2(a), then Employee's employment with the Company shall terminate without further obligation by the Company to Employee, other than payment of all accrued obligations ("Accrued Obligations"), including outstanding Base Salary, accrued available unused vacation pay and any other cash benefits accrued up to and including the date of termination. Payment for Accrued Obligations shall be made in one lump sum, within twenty (20) working days after the effective date of such termination. The Employee will also be entitled to exercise any rights with respect to stock options on termination of employment in accordance with the SOP and the terms and conditions of each grant.
(b) With Good Reason/Without Just Cause/Disabled/Death. If Employee terminates Employee's employment under this Agreement for Good Reason as defined in Section 4.2(b), or if the Company terminates Employee' s employment without just cause as defined in Section 3.4, or where the Company does not renew the Agreement as per section 3.2(e) of this Agreement, or if the Company terminates Employee's employment by reason of Employee becoming Disabled as defined in Section 3.5, or if Employee dies (in which case the date of Employee's death shall be considered his or her termination date), in any case whether before or after a Change of Control as defined in Section 4.2 (a), or if there is a deemed termination without just cause upon a Change of Control as contemplated by Section 4.1 (a), then Employee's employment with the Company shall terminate, as of the effective date of the termination, and in lieu of any other severance benefit that would otherwise be payable to Employee:

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(i)For each applicable circumstance, the Company shall pay the following amounts to Employee (or, in the case of termination by reason of Employee becoming Disabled or upon the death of Employee, to Employee's legal representative or estate as applicable) after the effective date of such termination:

(A)all Accrued Obligations, less required tax withholding, up to and including the date of termination, to be paid on the date of termination of employment, or within no more than twenty (20) working days thereafter, and the Company will reimburse the Employee for all proper Business Expenses incurred by the Employee in discharging her responsibilities to the Company prior to the effective date of termination of the Employee's employment in accordance with Section 2.2 above; and

(B)in the event of a termination without just cause or a deemed termination without just cause upon a Change of Control, an amount in cash equal to two (2) (the "Severance Factor") times the sum of Employee's Base Salary and the full annual Target Cash Bonus for the calendar year in which the Date of Termination occurs, such amount to be paid within thirty (30) calendar days after the date Employee signs the Release contemplated by Section 3.7 and such Release becomes effective provided that, if the time period in which the Release must be executed and become effective spans two separate calendar years, then such amount shall not be paid prior to January 1 of the second of such calendar years;

(C)in the event of a termination by reason of a Disability, or where the Employee dies or where the Company does not renew the Agreement as per section 3.2(e) of this Agreement, an amount in cash equal to two (2) (the "Severance Factor") times the sum of Employee's Base Salary and the full annual Target Cash Bonus for the calendar year in which the Date of Termination occurs such amount to be paid within thirty (30) calendar days after the date Employee signs the Release contemplated by Section 3.7 and such Release becomes effective provided that, if the time period in which the Release must be executed and become effective spans two separate calendar years, then such amount shall not be paid prior to January 1 of the second of such calendar years.

(ii)The Employee will also be entitled to exercise any rights with respect to stock options on termination of employment in accordance with the SOP and the terms and conditions of each grant.

(iii)Upon termination, and conditioned on the Employee signing the Release contemplated by Section 3.7 and such Release becoming effective, the Company or its Successor (as defined in Section 4.l(a)), agrees to pay Employee the full cost of her COBRA continuation rate charged by the Company for employee and, if applicable, dependent coverage, on a monthly basis, for a period of months equal to twelve times the applicable Severance Factor (the "Coverage Period"), beyond Employee's termination month, less any period covered by the Employee’s previous employer if applicable. Employee and if applicable her dependents may, at their choosing and if eligible, enroll in COBRA continuation under the group

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health insurance plan through the Company (generally for the first eighteen months following Employee's termination month) or, if they choose, they may enroll in a separate plan of their choosing, by using these payments to enroll in medical and prescription insurance of their choosing. Payment at the rate described herein will continue for the Coverage Period beyond Employee's termination month, whether or not Employee and her dependents remain eligible for and/or covered under COBRA during the entirety of that period. These payments will be to Employee directly and will be grossed up so that there is no negative tax impact to the Employee for the amount charged by the insurance carriers for the COBRA continuation coverage for the current month. The monthly payment amount for COBRA coverage will be indexed annually and will match the rate charged for any month of coverage available by the insurance carrier for Medical, Dental, and Optical coverage through enCore for employee and, if applicable, dependent coverage; and
(iv)Nothing herein shall preclude the Company from granting additional severance benefits to Employee upon termination of employment.

Notwithstanding the foregoing, in the case of Disability, any Base Salary payable to Employee during the one hundred and eighty (180) day period of disability set forth in Section 3.5 below will be limited to the amount payable without causing a reduction in the amount of any disability benefits Employee receives or is entitled to receive as a result of any disability insurance policies for which the Company has paid the premiums.

(c)Section 280G. Notwithstanding any other provisions of this Agreement, or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Employee or for Employee's benefit pursuant to the terms of this Agreement or otherwise ("Covered Payments") constitute "parachute payments" within the meaning of Section 280G of the Code and would, but for this Section 3.3(c) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the "Excise Tax"), then the following shall apply:

(i)If the Covered Payments, reduced by the sum of (l) the Excise Tax and
(2) the total of the Federal, state, and local income and employment taxes payable by Employee on the amount of the Covered Payments which are in excess of three times Employee's "base amount" within the meaning of Section 280(G) of the Code less one dollar (the "Threshold Amount"), are greater than or equal to the Threshold Amount,
Employee shall be entitled to the full benefits payable under this Agreement; and

(ii)If the Threshold Amount is less than (1) the Covered Payments, but greater than (2) the Covered Payments reduced by the sum of (x) the Excise Tax and (y) the total of the Federal, state, and local income and employment taxes on the amount of the Covered Payments which are in excess of the Threshold Amount, then the Covered Payments shall be reduced (but not below zero) to the extent necessary so that the sum of all Covered Payments shall not exceed the Threshold Amount. In such event, the Covered Payments shall be reduced in the following order: (A) cash payments not subject to Section 409A; (B) cash payments subject to Section 409A; (C) equity-based payments and acceleration; and (D) non-cash

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forms of benefits. To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.

(iii)For purposes of determining which of the alternative provisions of Section 3.3(c) shall apply, Employee shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Employee' s residence on the date of termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and Employee.

(iv)The determination as to which of the alternative provisions of Section 3.3(c)(ii) shall apply to Employee shall be made by a nationally recognized accounting firm selected by the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Employee within 15 business days of the date of termination, if applicable, or at such earlier time as is reasonably requested by the Company or Employee.

1.4.Definition of Just Cause.

As used in this Agreement, the term "just cause" will mean any one or more of the following events:

(a)theft, fraud, dishonesty, or misappropriation by Employee involving the property, business or affairs of the Company or the discharge of Employee's responsibilities or the exercise of her authority;
(b)willful misconduct or the willful failure by Employee to properly discharge her responsibilities or to adhere to the policies of the Company;

(c)Employee's gross negligence in the discharge of her responsibilities or involving the property, business, or affairs of the Company to the material detriment of the Company;

(d)Employee's conviction of a criminal or other statutory offence that constitutes a felony or which has a potential sentence of imprisonment greater than six (6) months or Employee's conviction of a criminal or other statutory offence involving, in the sole discretion of the Board, moral turpitude;
(e)Employee's material breach of a fiduciary duty owed to the Company;

(f)any material breach by Employee of the covenants contained in Articles 5 or 6 below;

(g)Employee's unreasonable refusal to follow the lawful written direction of the Board or the Chair of the Board on any material matter;

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(h)any conduct of Employee which, in the reasonable opinion of the Board, is materially detrimental or embarrassing to the Company; or

(i)any other conduct by Employee that would constitute "just cause" as that term is defined at law.

The Company must provide written notice to Employee prior to termination for just cause pursuant to Section 3.4 (c), (f), (g), (h), or (i) and where the conduct is reasonably capable of being cured provide Employee the opportunity to correct and cure the failure within thirty (30) days from the receipt of such notice. If the parties disagree as to whether the Company had just cause to terminate the Employee's employment, the dispute will be submitted to binding arbitration pursuant to Section 7.11 below.

1.5.Definition of Disabled. As used herein, "Disabled"' shall mean a mental or physical impairment which, in the reasonable opinion of a qualified doctor selected by mutual agreement of the Company and Employee acting reasonably, renders Employee unable, with reasonable accommodation, to perform with reasonable diligence the essential functions and duties of Employee on a full-time basis in accordance with the terms of this Agreement, which inability continues for a period of not less than 180 consecutive days. The providing of service to the Company for up to two (2) three (3) day periods during the one hundred and eighty (180) day period of disability will not affect the determination as to whether Employee is Disabled and will not restart the one hundred and eighty (180) day period of disability. If any dispute arises between the parties as to whether Employee is Disabled, Employee will submit to an examination by a physician selected by the mutual agreement of the Company and Employee acting reasonably, at the Company's expense. The decision of the physician will be certified in writing to the Company, and will also be sent by the physician to Employee or Employee' s legally authorized representative and will be conclusive for the purposes of determining whether Employee is Disabled. If Employee fails to submit to a medical examination within twenty (20) days after the Company's request, Employee will be deemed to have voluntarily terminated his or her employment.

1.6.Return of Materials: Confidential Information. In connection with Employee's separation from employment for any reason or at any time upon request by the Company, Employee shall return any and all physical property belonging to the Company, and all material or records of whatever type containing "Confidential Information" as defined in Section 5.2 below, including, but not limited to, any and all documents, whether in paper or electronic form, which contain Confidential Information, any customer information, production in formation, manufacturing-related information, pricing information, files, memoranda, reports, pass codes/access cards, training or other reference manuals, Company vehicle, telephone, gas cards or other Company credit cards, keys, computers, laptops, including any computer disks, software, facsimile machines, memory devices, printers, telephones, pagers, or the like.

1.7.Delivery of Release. Within ten (10) working days after termination of Employee's employment, and as a condition for receipt of payments set forth in Section 3.3(b)(i)(B), 3.3(b)(i)(C), 3.3(b)(iii), and 4.1 (a), the Company shall provide to Employee, or Employee's legal representative, for signature a form of written release, which form shall be satisfactory to the Company and generally consistent with the form of release used by the Company prior to such termination of employment (the "Release") and which shall provide a full release of all claims against the Company, enCore and its corporate affiliates and related individuals and entities, except for claims pursuant to any directors and officers liability insurance applicable to the Employee that may have been purchased by the Company and

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except where Employee has been named as a defendant in a legal action arising out of the performance of Employee's responsibilities in which case the Release will exempt any claims which Employee or his or her legal representative or estate may have for indemnity by the Company with respect to any such legal action. As a condition to the obligation of the Company to make the payments provided for in such Sections. Employee, or Employee's legal representative, shall execute and deliver the Release to the Company and such Release must become effective within the time periods provided for in said Release which time period will not exceed 60 days.

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ARTICLE 4 CHANGE OF CONTROL

1.1.Effect of Change of Control. ln the event of a Change of Control of enCore during the Term the following provisions shall apply:

(a)If upon the Change of Control

(i)Employee is not retained by the Company or its successor (whether direct or indirect, by purchase of assets, merger, consolidation, exchange of securities, amalgamation, arrangement or otherwise) to all or substantially all of the business and/or assets of enCore ("Successor") on substantially the same terms and conditions as set out in this Agreement and in circumstances that would not constitute Good Reason (where Good Reason is determined by reference to Employee's employment status prior to the Change of Control and prior to any other event that could constitute Good Reason); and/or

(ii)any such Successor does not, by agreement in form and substance satisfactory to Employee, expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, then Employee’s employment shall terminate and be deemed to be terminated without just cause upon such Change of Control and Employee shall be entitled to the compensation and all other rights specified in Article 3 in the same amount and on the same terms as if terminated without just cause as set out therein, subject to the additional rights set out in paragraph (d) below;

(b)All rights of Employee in this Agreement, including without limitation all rights to severance and other rights upon a termination with or without just cause, with or without Good Reason, upon a disability or upon death under Article 3 of this Agreement shall continue after a Change of Control in the same manner as before the Change of Control, subject to the additional rights set out in paragraph (d) below;

(c)For clarity, if there is a Change of Control and the employment of the Employee is continued by the Company or its Successor on substantially the same terms and conditions then the Employee will not be entitled to any compensation under Article 3 of this Agreement; and

(d)If,

(i)there is a deemed termination without just cause under Section 4.1(a); or

(ii)within twelve (12) months following the effective date of the Change of Control, enCore, or its Successor, terminates the employment of Employee without just cause or by reason of Disability, or Employee terminates her employment under this Agreement for Good Reason, then, in addition to the other rights Employee has under this Agreement, and notwithstanding any other provision in this Agreement, but subject to the terms of

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the SOP and each grant, all of the stock options previously granted to Employee that have neither vested nor expired will automatically vest and

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become immediately exercisable. Employee will have ninety (90) days from the effective date of the termination of Employee's employment to exercise any stock options which had vested as of the effective date of termination and thereafter Employee's stock options will expire and Employee will have no further right to exercise the stock options.

1.2.Definitions of Change of Control and Good Reason.    For    the    purposes    of    this Agreement,

(a)"Change of Control" will mean the happening of any of the following: any transaction at any time and by whatever means pursuant to which (A.) enCore goes out of existence by any means, except for any corporate transaction or reorganization in which the proportionate voting power among holders of securities of the entity resulting from such corporate transaction or reorganization is substantially the same as the proportionate voting power of such holders of enCore voting securities immediately prior to such corporate transaction or reorganization, (B.) any Person (as defined in the Securities Act (Ontario)) or any group of two or more Persons acting jointly or in concert (other than enCore, a wholly owned Subsidiary of enCore, an employee benefit plan of the enCore or of any of its wholly- owned Subsidiaries (as defined in the Securities Act (Ontario)), including the trustee of any such plan acting as trustee) hereafter acquires the direct or indirect "beneficial ownership" (as defined by the Business Corporations Act (Ontario)) of, or acquires the right to exercise control or direction over, securities of enCore representing 50% or more of the enCore’s then issued and outstanding securities in any manner whatsoever, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of enCore with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization, or (C) the sale, assignment or other transfer of all or substantially all of the assets of enCore in one or a series of transactions, whether or not related, to a Person or any group of two or more Persons acting jointly or in concert, other than a wholly- owned Subsidiary of enCore, and for greater certainty includes;

(i)the dissolution or liquidation of enCore except in connection with the distribution of assets of enCore to one or more Persons which were wholly owned Subsidiaries of enCore immediately prior to such event;

(ii)the occurrence of a transaction requiring approval of the enCore ’s shareholders whereby enCore is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a wholly-owned Subsidiary of enCore);

(iii)a majority of the members of the Board are replaced or changed as a result of or in connection with any: (A) takeover bid, consolidation, merger, exchange of securities, amalgamation, arrangement, capital reorganization or any other business combination or reorganization involving or relating to enCore; (B) sale, assignment or other transfer of all or substantially all of the assets of enCore in one or a series of transactions, or any purchase of assets; or (C) dissolution or liquidation of enCore;

(iv)during any two-year period, a majority of the members of the Board serving at the date of this Agreement is replaced by directors who are not

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nominated and approved by the Board;

(v)an event set forth in (i), (ii), (iii), or (iv) has occurred with respect to enCore or any of its direct or indirect parent companies, in which case the term "enCore" in those paragraphs will be read to mean "the Company or such parent company" and the phrase "wholly-owned Subsidiary(ies)" will be read to mean " Affiliate(s) or wholly-owned Subsidiary(ies)"; or

(vi)the Board passes a resolution to the effect that, an event set forth in (i), (ii), (iii), (iv), or (v) above has occurred.

(b)"Good Reason" means, without the written agreement of Employee, there is:

(i)a material reduction or diminution in the level of responsibility, or office of Employee;

(ii)a reduction in the Employee's Base Salary or Target Cash Bonus Percentage; or

(iii)after a Change of Control, a proposed, forced relocation of Employee to another geographic location greater than fifty (50) miles from Employee's office location at the time a move is requested after a Change of Control, provided that before any event set out in Section 4.2(b)(i),(ii) or (iii) may be relied upon by the Employee, the Employee must have provided written notice to the Board and have given the Company at least thirty (30) calendar days within which to cure the alleged event.

ARTICLE 5 CONFIDENTIALITY

1.1.Position of Trust and Confidence. Employee acknowledges that in the course of discharging her responsibilities, she will occupy a position of trust and confidence with respect to the affairs and business of the enCore and its subsidiaries and other affiliates (collectively the Company Group”) and each of their customers and clients, and that she will have access to and be entrusted with detailed confidential information concerning the present and contemplated mining and exploration projects, prospects, and opportunities of the Company Group. Employee acknowledges that the disclosure of any such confidential information to the competitors of the Company Group or to the general public would be highly detrimental to the best interests of the Company Group. Employee further acknowledges and agrees that the right to maintain such detailed confidential information constitutes a proprietary right which the Company Group is entitled to protect. The Employee acknowledges that the provisions of this Article 5 and Article 6 below are intended to, among other things, protect such proprietary right.
1.2.Definition of Confidential Information. In this Agreement, "Confidential Information" means any information disclosed by or on behalf of the Company Group to Employee or developed by Employee in the performance of his or her responsibilities at any time before or after the execution of this Agreement, and includes any information, documents, or other materials (including, without limitation, any drawings, notes, data, reports, photographs, audio and/or video recordings, samples and the like) relating to the business or affairs of the Company

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Group or any of their respective customers, clients or suppliers that is confidential or proprietary, whether or not such information:

(i)is reduced to writing;

(ii)was created or originated by an employee; or

(iii)is designated or marked as "Confidential" or "Proprietary" or some other designation or marking.
The Confidential Information includes, but is not limited to, the following categories of information relating to the Company Group:

(a)information concerning the present and contemplated mining, milling, processing and exploration projects, prospects, and opportunities, including joint venture projects;
(b)information concerning the application for permitting and eventual development or construction of properties, the status of regulatory and environmental matters, the compliance status with respect to licenses, permits, laws and regulations, property and title matters and legal and litigation matters;
(c)information of a technical nature such as ideas, discoveries, inventions, improvements, trade secrets, now-how, manufacturing processes, specifications, writings, and other works of authorship;
(d)financial and business information such as business and strategic plans, earnings, assets, debts, prices, pricing structure, volume of purchases or sales, production, revenue and expense projections, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, or other financial data whether related to business generally, or to particular products, services, geographic areas, or time periods;

(e)supply and service information such as goods and services suppliers' names or addresses, terms of supply or service contracts of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of supplier or use of a particular supplier, although generally known or available, yields advantages, the details of which are not generally known;

(f)marketing information, such as details about ongoing or proposed marketing programs or agreements, sales forecasts or results of marketing efforts or information about impending transactions;

(g)personnel information relating to employees, contractors, or agents, such as personal histories, compensation or other terms of employment or engagement, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations, or reasons therefor, training methods, performance, or other employee information;

(h)customer information, such as any compilation of past, existing, or prospective customer's names, addresses, backgrounds, requirements, records of purchases and prices, proposals or agreements with customers, status of customer accounts or credit, or related information about actual or prospective customers;

16

Exhibit 10.13

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Exhibit 10.13

(i)computer software of any type or form and in any stage of actual or anticipated development, including but not limited to, programs and program modules, routines and subroutines, procedures, algorithms, design concepts, design specifications (design notes, annotations, documentation, flow charts, coding sheets, and the like), source codes, object code and load modules, programming, program patches and system designs;

(j)all non-public information regarding the Company or its customers which becomes known to Employee as a result of Employee's employment by the Company; and

(k)all information which becomes known to Employee as a result of Employee's employment by the Company, which Employee acting reasonably, believes or ought to believe is confidential or proprietary information from its nature and from the circumstances surrounding its disclosure to Employee.

Despite the foregoing, Confidential Information does not include information which the Employee can prove is information that was in the public domain at the date of disclosure to the Employee, or thereafter entered the public domain through no fault of the Employee or any other breach of confidentiality (but only after it has entered the public domain) provided that any combination of information that is Confidential Information will not be included within the exception merely because individual parts of the information were within the public domain unless the whole of the combination itself was in the public domain.

1.3.Non-Disclosure. Employee, both during her employment and for a period of five
(5) years after the termination of her employment irrespective of the time, manner, or cause of termination, will:

(a)retain in confidence all of the Confidential Information;

(b)refrain from disclosing to any person including, but not limited to, customers and suppliers of the Company Group, any of the Confidential Information except for the purpose of carrying out Employee's responsibilities with the Company, and

(c)refrain from directly or indirectly using or attempting to use such Confidential Information in any way, except for the purpose of carrying out Employee's responsibilities with the Company.

Employee shall deliver promptly to the Company, at the termination of Employee's employment, or at any other time at the Company's request. without retaining any copies, all documents and other material in Employee's possession relating, directly or indirectly, to any Confidential Information.
It is understood that should Employee be subject to subpoena or other legal process to seek the disclosure of such Confidential Information, Employee will advise the Company of such process and provide the Company with the necessary information, in each case to the extent she is legally permitted to do so, and reasonably cooperate with the Company in its efforts, to seek to protect the Confidential Information.

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Exhibit 10.13

1.4.Defend Trade Secrets Act Notification. In accordance with the Defend Trade Secrets Act of 2016, the Employee acknowledges that she has been notified by the Company that she will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that:
(i)is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or
(ii)is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Employee acknowledges that she has been further notified by the Company that, if she files a lawsuit for retaliation by an employer for reporting a suspected violation of law, then she may disclose the employer's trade secrets to her attorney and use the trade secret information in the court proceeding if: (A) she files any document containing the trade secret under seal; and (B) she does not disclose the trade secret, except pursuant to court order.

1.5.Whistleblower and other Laws Protecting Employees. The foregoing obligations of confidentiality set out in this Article 5 are subject to any applicable whistleblower laws, which protect Employee's right to provide information to governmental and regulatory authorities, including communications with the U.S. Securities and Exchange Commission about possible securities law violations. Notwithstanding any other provision in this Agreement, Employee is not required to seek the Company's permission or notify the Company of any communications made in compliance with applicable whistleblower laws, and the Company will not consider any such communications to violate this Agreement or any other agreement between Employer and the Company or any Company policy by which Employee is bound. Further, nothing in this Agreement is to be interpreted to interfere with the Employee's rights under any federal, state, or local constitution, statute, rule, or regulation to file or otherwise institute a complaint or charge of discrimination, retaliation, or other alleged violation of discrimination or other employment-related laws with any federal, state, or local government agency enforcing such laws, to participate in a proceeding with any such agency, or to cooperate with any such agency in its investigation of such complaint or charge.

ARTICLE 6 NON- SOLICITATION
1.1.Non-Solicitation. Employee agrees that during the period commencing on the date of this Agreement and ending twelve (12) months after the effective date of the termination of Employee' s employment irrespective of the time, manner, or cause of termination (the "Non- Solicitation Period"), Employee will not, either individually or in partnership or jointly with any other person, entity, or organization, as principal, agent, consultant, contractor, employer, employee directly or indirectly:

(a)solicit business from any customer, client or business relation of the Company Group, or prospective customer, client or business relation that the Company Group was actively soliciting, whether or not Employee had direct contact with such customer, client or business relation, for the benefit or on behalf of any person, firm or corporation operating a business which competes with the Company Group, or attempt to direct any such customer, client or business relation away from the Company Group or to discontinue or alter any one or more of their relationships with the Company Group; or

19

Exhibit 10.13
(b)hire or offer to hire or entice away or in any other manner persuade or attempt to persuade any officer, employee, consultant, independent contractor, agent, licensee, supplier, or

20

Exhibit 10.13

business relation of the Company Group to discontinue or alter any one of their relationships with the Company Group.

1.2.Remedies for Breach of Restrictive Covenants. Employee acknowledges that in connection with Employee's employment she will receive or will become eligible to receive substantial benefits and compensation. Employee acknowledges that Employee's employment by the Company and all compensation and benefits from such employment will be conferred by the Company upon Employee only because and on the condition of Employee's willingness to commit Employee's best efforts and loyalty to the Company Group, including protecting the Company Group's confidential information and abiding by the non-solicitation covenants contained in this Agreement. Employee understands that her obligations set out in Article 5 and this Article 6 will not unduly restrict or curtail Employee's legitimate efforts to earn a livelihood following any termination of her employment with the Company. Employee agrees that the restrictions contained in Article 5 and this Article 6 are reasonable and valid and all defenses to the strict enforcement of these restrictions by the Company are waived by Employee. Employee further acknowledges that a breach or threatened breach by Employee of any of the provisions contained in Article 5 or this Article 6 would cause the Company irreparable harm which could not be adequately compensated in damages alone. Employee further acknowledges that it is essential to the effective enforcement of this Agreement that, in addition to any other remedies to which the Company may be entitled at law or in equity or otherwise, the Company will be entitled to seek and obtain, in a summary manner, from any court having jurisdiction, interim, interlocutory, and permanent injunctive relief, specific performance and other equitable remedies, without bond or other security being required. In addition to any other remedies to which the Company may be entitled at law or in equity or otherwise, in the event of a breach of any of the covenants or other obligations contained in this Agreement, the Company will be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remuneration or benefits which Employee directly or indirectly, has realized or may realize relating to, arising out of, or in connection with any such breach. Should a court of competent jurisdiction declare any of the covenants set forth in Article 5 or this Article 6 unenforceable, the court shall be empowered to modify and reform, including “blue penciling”, such covenants to the extent necessary to be enforceable in the applicable jurisdiction and so as to provide relief reasonably necessary to protect the interests of the Company and Employee and to award injunctive relief, or damages, or both, to which the Company may be entitled. If any such restriction is held to be invalid, illegal, or unenforceable in any respect under any applicable law in any jurisdiction, then such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement or any other jurisdiction, but such restriction will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable restriction had never been contained in this Agreement.
ARTICLE 7 GENERAL PROVISIONS

1.1.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without giving effect to its conflicts of laws principles.

1.2.Assignability. This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee other than, with respect to benefits to be provided upon death of Employee, by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives and heirs. This Agreement shall also inure to the benefit of and be binding upon the Company and its successors and

21

Exhibit 10.13

assigns.

1.3.Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

1.4.Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between Employee and the Company with respect to the subject matter hereof and, except as otherwise expressly provided herein, supersedes any prior agreements or understandings, whether written or oral, with respect to the subject matter hereof, including without limitation all consulting, employment, severance or change of control agreements previously entered into between Employee and the Company and the January 22, 2024 offer letter between the parties. Except as may be otherwise provided herein, this Agreement may not be amended or modified except by subsequent written agreement executed by both parties hereto.
1.5.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code (“Section 409A”) to the extent Section 409A is applicable to this Agreement. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated, and administered by the Company in a manner consistent with such intention and to avoid the pre-distribution inclusion in income of amounts deferred under this Agreement and the imposition of any additional tax or interest with respect thereto. Notwithstanding any other provision of this Agreement to the contrary, to the extent that any payment under this Agreement constitutes "nonqualified deferred compensation" under Section 409A, the following shall apply to the extent Section 409A is applicable to such payment:

(a)Any amount payable that is triggered upon the Employee's termination of employment shall be paid only if such termination of employment constitutes a "separation from service" under Section 409A; and
(b)All expenses or other reimbursements paid pursuant to this Agreement that are taxable income to Employee shall be paid no later than the end of the calendar year next following the calendar year in which Employee incurs such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in - kind benefits, except as permitted by Section 409A, (a) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (b) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in - kind benefits to be provided, in any other taxable year; and (c) such payments shall be made on or before the last day of Employee' s taxable year following the taxable year in which the expense occurred. For purposes of Section 409A, Employee's right to receive installment payments of any severance amount, if applicable, shall be treated as a right to receive a series of separate and distinct payments.

In the event that Employee is deemed on the date of termination to be a "specified employee" as defined in Section 409A, then with regard to any payment or the provision of any benefit that is subject to Section 409A and is payable on account of a separation from service (as defined in Section 409A), such payment or benefit shall be delayed for until the earlier of (a) the first business day of the seventh calendar month following such termination of employment, or (b) Employee's death. Any payments delayed by reason of the prior sentence shall be paid in a single lump sum, without interest thereon, on the date indicated by the previous sentence and any remaining payments due under

22

Exhibit 10.13

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Exhibit 10.13

this Agreement shall be paid as otherwise provided herein.

Notwithstanding the foregoing, the Company makes no representation to the Employee about the effect of Section 409A on the provisions of this Agreement or any other compensation arrangement of the Employee, and the Company will have no liability to the Employee in the event that the Employee becomes subject to taxation (including taxes, penalties, and interest) under Section 409A (other than any reporting and/or withholding obligations that the Company may have under applicable tax law) or in the event the Employee incurs other expenses on account of non-compliance or alleged non-compliance with Section 409A.

1.6.Independent Covenants. Each of the Employee's covenants set forth in Articles 5 and 6 will be construed as a covenant independent of any other covenant or provision of this Agreement or any other agreement between the parties hereto, and the existence of any claim or cause of action by the Employee against the Company, whether predicated on a covenant or provision of this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of the Employee's covenants set forth in Articles 5 and 6.

1.7.Multiple Counterparts; PDF Signatures. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one Agreement. Each party hereto may execute this Agreement in Portable Document Format ("PDF") or similar format sent by electronic mail. In addition, PDF signatures of authorized signatories of any party hereto will be deemed to be original signatures and will be valid and binding, and delivery of a PDF signature by any party will constitute due execution and delivery of this Agreement.

1.8.Notices. Any notice provided for in this Agreement shall be deemed delivered upon deposit in the United States or Canadian mails, registered or certified mail, addressed to the party to whom directed at the addresses set forth below or at such other addresses as may be substituted therefor by notice given hereunder. Notice given by any other means must be in writing and shall be deemed delivered only upon actual receipt.

If to the Company:

c/o enCore Energy Corporation 101 N Shoreline Blvd, Suite 450 Corpus Christi, Texas 78401
Attention: Chief Executive Officer If to Employee:
Shona Wilson

1.9.Waiver. The waiver of any term or condition of this Agreement, or any breach thereof, shall not be deemed to constitute the waiver of the same or any other term or condition of this Agreement, or any breach thereof.

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Exhibit 10.13
1.10.Severability. In the event any provision of this Agreement is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not

25

Exhibit 10.13

affect the enforceability or validity of any other provision of this Agreement. If any provision of this Agreement is capable of two constructions, one of which would render the provision void and the other that would render the provision valid, then the provision shall have the construction that renders it valid.

1.11.Arbitration of Disputes. Except for disputes and controversies arising under Articles 5 or 6 or involving equitable or injunctive relief, any dispute or controversy arising under or in connection with this Agreement or any other agreement between the Employee and the Company Group, or the interpretation, breach, validity, enforcement, or termination thereof, the Employee's employment with the Company or the cessation thereof, the Employee's compensation, and all matters arising under any federal, state, or local constitution, statute, rule, or regulation, or principle of contract law or common law, including but not limited to any and all medical leave statutes, wage-payment statutes, minimum wage and overtime statutes, anti- employment discrimination and anti-retaliation statutes, whistleblower statutes, or labor laws, shall be conducted in accordance with the Federal Rules of Civil Procedure and Federal Rules of Evidence and, unless the parties mutually agree on an arbitrator, shall be arbitrated by striking from a list of seven (7) potential arbitrators provided by the Judicial Arbiter Group, which is based in Denver, Colorado. The Company and Employee will flip a coin to determine who will make the first strike. The parties will then alternate striking from the list until there is one arbitrator remaining, who will be the selected arbitrator. The arbitration will take place in Denver, Colorado, unless the parties agree at the time to a different location. Unless the parties otherwise agree and subject to the availability of the arbitrator, the arbitration will be heard within sixty (60) days following the appointment, and the decision of the arbitrator shall be binding on Employee and the Company and will not be subject to appeal. Judgment may be entered on the arbitrator's award in any court having jurisdiction. In any arbitration under this paragraph, the arbitrator shall have full authority to resolve all issues in dispute, including the arbitrator's own jurisdiction, whether any dispute must be arbitrated under this paragraph, whether this paragraph is void or voidable, and to award compensatory remedies and other remedies permitted by law. To the fullest extent allowed by applicable law, and except to the extent equitable relief only is being sought, the Employee and the Company each knowingly and voluntarily agree to waive their rights to a trial by jury and agree that neither of them will make a demand, request, or motion for a trial by jury or court with regard to any dispute between them that is covered by this arbitration provision.
Except as otherwise provided by the arbitrator in accordance with applicable law, (i) the parties to the arbitration shall be responsible for paying their own attorneys' fees and costs incurred in connection with any dispute between them (to the same extent as if the matter were being heard in court), and (ii) the party who initiates the arbitration will pay the applicable filing fee, and the Company and the Employee will share equally the other costs of the arbitration (e.g., the cost of the arbitrator and hearing room and other costs unique to the arbitration); provided that, in the event that one party substantially prevails in the arbitration (the "Prevailing Party"), then the arbitrator shall award the Prevailing Party, and shall require the non- Prevailing Party to pay, the reasonable attorneys' fees and costs incurred by the Prevailing Party in connection with such arbitration. Any dispute as to who is the Prevailing Party and/or over the reasonableness of any fees or costs will be resolved by the arbitrator. Notwithstanding the foregoing, nothing in this paragraph will affect the arbitrator's right to award fees and costs to any party in accordance with applicable statutory law or the Company's right to equitable relief under this Agreement, or require the arbitrator to award the Prevailing Party any fees or costs when doing so would violate the law.

Nothing in this Section 7.11 will be interpreted to limit any right that the Employee may have to file

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Exhibit 10.13

administrative claims or charges with government agencies (such as the Equal Employment Opportunity Commission and the Department of Labor), to file an unfair labor practice charge with the National Labor Relations Board, or to apply for workers' compensation, short-term disability, or unemployment insurance benefits. This Section 7.11 is intended to be governed by the Federal Arbitration Act and, as a result, to the fullest extent allowed by the Federal Arbitration Act, state laws governing arbitration provisions that would otherwise apply to this Section 7.11 are preempted.

In the event that arbitration shall not apply due to legal bar by statute or unenforceability, Employee and the Company agree to waive trial by jury and have their disputes resolved by judge alone. Venue for such action shall be in Nueces County, Texas.

1.12.Currency. Except as expressly provided in this Agreement, all amounts in this Agreement are stated and shall be paid in United States dollars ($US).

1.13.Company's Maximum Obligations. The compensation set out in this Agreement represents the Company's maximum obligations, and other than as set out herein, Employee will not be entitled to any other compensation, rights, or benefits in connection with Employee's employment or the termination of Employee's employment.

1.14.Full Payment; No Mitigation Obligation. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Employee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective
Date.

URI, Inc.:
Name: W. Paul Goranson
Title:    Chief Executive Officer Date: 1/26/2024
By: /s/ Shona Wilson
Name: Shona Wilson
Title:    Chief Financial Officer

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Exhibit 10.13
Date:

1/26/2024

28

EXHIBIT A JOB DESCRIPTION
Employee will discharge the responsibilities and exercise the authority expected of a Chief Financial Officer of a public mining company. More specifically, in addition to exercising general control of and supervision over the Company Group’s affairs, the following are the responsibilities of the Chief Financial Officer:
Chief Financial Officer Job Responsibilities: Develops financial well-being of the organization by providing financial projections and accounting services, preparing growth plans, and directing staff.
•Executes and maintains all required official corporate financial filing documents, reports according to applicable laws and regulations.
•Preparing corporate financial documents and coordinating with corporate audits as required for compliance.
•Develops finance organizational strategies by contributing financial and accounting information, analysis, and recommendations to strategic thinking and direction and establishing functional objectives in line with organizational objectives.
•Establishes finance operational strategies by evaluating trends; establishing critical measurements; determining production, productivity, quality, and customer-service strategies; designing systems; accumulating resources; resolving problems; and implementing change.
•Develops organization prospects by studying economic trends and revenue opportunities; projecting acquisition and expansion prospects; analyzing organization operations; identifying opportunities for improvement, cost reduction, and systems enhancement; and accumulating capital to fund expansion.
•Develops financial strategies by forecasting capital, facilities, and staff requirements; identifying monetary resources; and developing action plans.
•Monitors financial performance by measuring and analyzing results, initiating corrective actions, and minimizing the impact of variances.
•Maximizes return on invested funds by identifying investment opportunities and maintaining relationships with the investment community.
•Reports financial status by developing forecasts, reporting results, analyzing variances, and developing improvements.
•Updates job knowledge by remaining aware of new regulations, participating in educational opportunities, reading professional publications, maintaining personal networks, and participating in professional organizations.
•Accomplishes finance and organization mission by completing related results as needed.
•Responsible for tracking cash flow and financial planning and analyzing the company's financial strengths and weaknesses and proposing strategic direction.
•Assist with financing and capital raising activities.
Employee shall report to the Chief Executive Officer and the Audit Committee of the Board of Directors of enCore. This position will be located in the Employee’s city of residence with some travel as required.
Performance measurement is to be based on Board-approved Performance Goals pursuant to guidance from the Compensation Committee.